UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 1, 2009
Date of Report (Date of earliest event reported)
INTUIT INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21180	77-0034661

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 1, 2009, Stephen M. Bennett informed the Board of Directors of Intuit Inc. that he will not stand for re-election to the Board at Intuit’s next annual meeting of stockholders. Mr. Bennett, who served as President and Chief Executive Officer of Intuit from January 2000 to January 2008, indicated that he was leaving the Board to pursue other opportunities in light of the successful transition of leadership to Brad D. Smith, Intuit’s current President and Chief Executive Officer. Mr. Bennett has served as a director of Intuit since 2000.
In recognition of the many years of commitment and service provided by Mr. Bennett, the Compensation and Organizational Development Committee of the Board approved the acceleration of vesting of Mr. Bennett’s non-employee director stock option. The option to purchase 67,500 shares, granted in January 2009, will become fully vested and exercisable in December 2009, on the day before Mr. Bennett’s final day on the Board. A quarter of these options would have vested on January 13, 2010. Based on Intuit’s closing stock price of $28.50 on September 30, 2009, the value of the accelerated options would be approximately $300,000.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.
Date: October 1, 2009	By:	/s/ Laura A. Fennell
Laura A. Fennell
Senior Vice President, General Counsel and Corporate Secretary